UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

Northern Tier Energy LP

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-35612 333-178458	80-0763623 27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 25, 2012, Northern Tier Energy LP (the “Partnership”), Northern Tier Energy GP LLC, the general partner of the Partnership (the “General Partner”), Northern Tier Energy Holdings LLC (“NTEH”), Northern Tier Energy LLC (the “Operating Company” and together with the Partnership, NTEH and the General Partner, the “Partnership Parties”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership Parties and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 16,250,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $14.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an aggregate of 2,437,500 additional Common Units (the “Option Units”) on the same terms. The material terms of the Offering are described in the prospectus, dated July 25, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 27, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-178457).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on July 31, 2012. The Partnership will receive approximately $196.8 million in net proceeds (after deducting the underwriting discount and estimated offering expenses) from the Offering. As described in the Prospectus, the Partnership will use the net proceeds from the Offering and $57.4 million of cash on hand to (i) redeem $29 million of its senior secured notes at a redemption price of 103% of the principal amount thereof, for an estimated $30 million, (ii) pay $40 million to Marathon Petroleum Company LP (“Marathon”), which represents the cash component of a settlement agreement the Partnership entered into with Marathon related to a contingent consideration agreement that was entered into at the time of the Marathon Acquisition (as defined in the Prospectus), (iii) pay $92 million to J. Aron & Company, an affiliate of Goldman, Sachs & Co., for losses incurred during the three months ended June 30, 2012 as a result of resetting the price of certain derivative contracts and (iv) distribute approximately $92.2 million to Northern Tier Holdings LLC (“NTH”), which will be used to redeem Marathon’s existing preferred interest in NTH.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage activities and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, various services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the credit agreement for the Operating Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Transaction Agreement

The description of the Transaction Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Transaction Agreement is attached as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

On July 24, 2012, the board of directors of the General Partner adopted the Northern Tier Energy LP 2012 Long Term Incentive Plan (the “LTIP”), effective as of July 24, 2012. Awards under the LTIP are available for employees, consultants and directors of the General Partner and affiliates who perform services for the Partnership. The LTIP allows for awards of restricted units, unit options, unit appreciation rights, phantom units, unit payments, other equity-based awards and performance awards. Distribution equivalent rights may be granted in tandem with phantom units. The LTIP limits the number of units that may be delivered pursuant to vested awards to 9,191,500 Common Units. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The LTIP will be administered by the board of directors of the General Partner or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Transaction Agreement

On July 25, 2012, in connection with the Offering, the Partnership entered into a Transaction Agreement (the “Transaction Agreement”), with the General Partner, the Operating Company, NTH, NTEH, and Northern Tier Retail Holdings LLC (“NTRH”), providing for the following transactions, among others, to occur at or prior to the closing of the Offering:

•

NTH will contribute all of the ownership interests in the Operating Company to the Partnership in exchange for Common Units and PIK common units, representing limited partner interests in the Partnership (the “PIK Common Units”);

•	The Partnership will contribute 0.01% of the limited liability company interests in the Operating Company to NTEH in exchange for all of the limited liability company interests in NTEH; and

•

The Operating Company will contribute all of the limited liability company interests in its wholly-owned subsidiaries, Northern Tier Retail LLC and Northern Tier Bakery LLC to NTRH in exchange for all of the limited liability company interests in NTRH.

Following the closing of the Offering, affiliates of ACON Investments, L.L.C., affiliates of TPG Global LLC and certain members of the Partnership’s management team will, through their ownership of NTH, indirectly own (i) Common Units and PIK Common Units representing an 82.3% limited partner interest in the Partnership and (ii) the General Partner.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of Common Units and PIK Common Units by the Partnership in connection with the consummation of the transactions contemplated by the Transaction Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof.

Each outstanding PIK Common Unit will automatically convert into one Common Unit at the end of the PIK period. The PIK period will end on the date that is the earlier of (i) December 1, 2017 (the maturity date of the Operating Company’s senior secured notes) and (ii) the date by which all of the senior secured notes are redeemed, repurchased, defeased or retired or the indenture governing the senior secured notes is amended in an a manner, as determined by the General Partner, that results in the indenture being unlikely to restrict the Partnership’s ability to pay cash distributions on all units consistent with the Partnership’s cash distribution policy as described in the Prospectus. The description of the PIK Common Units contained in the section entitled “How We Make Distributions — Partnership Interests—PIK Units” of the Prospectus is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 25, 2012, by and among Northern Tier Energy LP, Northern Tier Energy LLC, Northern Tier Energy GP LLC, Northern Tier Energy Holdings LLC and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters.

10.1	Transaction Agreement by and among Northern Tier Holdings LLC, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Retail Holdings LLC and Northern Tier Energy LP.

10.2	Northern Tier Energy LP 2012 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

By: Northern Tier Energy GP LLC, its general partner

Date: July 30, 2012	By: /s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

Northern Tier Energy LLC

Date: July 30, 2012	By: /s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 25, 2012, by and among Northern Tier Energy LP, Northern Tier Energy LLC, Northern Tier Energy GP LLC, Northern Tier Energy Holdings LLC and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters.

10.1	Transaction Agreement by and among Northern Tier Holdings LLC, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Retail Holdings LLC and Northern Tier Energy LP.

10.2	Northern Tier Energy LP 2012 Long-Term Incentive Plan.